Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated December 8, 2011 relating to the consolidated financial statements and financial statement schedule of Hutchinson Technology Incorporated (which report expressed an unqualified opinion) for the year ended September 25, 2011, appearing in the Prospectus, which is part of this Registration Statement; and, we consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 8, 2011 relating to the effectiveness of the Company’s internal control over financial reporting (which report expresses an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting) incorporated by reference from Item 9A of the Annual Report on Form 10-K for the year ended September 25, 2011.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

February 6, 2012